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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-45467, 33-45965, 33-48396 and 33-48397 of Cooker Restaurant Corporation on Form S-8 of our report dated February 5, 1993 and incorporated by reference in the Annual Report on Form 10-K of Cooker Restaurant Corporation for the year ended January 1, 1995.






/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Nashville, Tennessee
March 29, 1995